Exhibit 5.2
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502

April 30, 2025

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S‑3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of the Company $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (vi) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”); and (viii) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares and related Depositary Receipts, the Debt Securities, the Subscription Rights, the Warrants, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	LUXEMBOURG	PALO ALTO	SÃO PAULO	TOKYO	WASHINGTON, D.C.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 2 -	April 30, 2025

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Subscription Rights will be issued under one or more subscription rights agreements (each, a “Rights Agreement”) between the company and a rights agent named therein.

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 3 -	April 30, 2025

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indentures, the Rights Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the forms of the Indentures, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 4 -	April 30, 2025

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock in connection with the issuance of any of the Securities, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 5 -	April 30, 2025

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.       With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Stock underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) and the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

2.         With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of the applicable Indenture and such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 6 -	April 30, 2025

3.       With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Rights Agreement and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.       With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 7 -	April 30, 2025

5.       With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.        With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock and Preferred Stock that are components of such Units and/or issuable under any Purchase Contracts or Warrants that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Securities Agreements, such Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 8 -	April 30, 2025

Our opinions set forth in paragraphs 1 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) any waiver of rights and defenses contained in the Indentures or (B) any provision of the Indentures relating to the separability of provisions of the applicable Indenture.

In rendering the opinions set forth in paragraphs 2 and 6 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

Simpson Thacher & Bartlett LLP

KKR Real Estate Finance Trust Inc.	- 9 -	April 30, 2025

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP